EX-99.1

For further information:              TRADED: NYSE (IEX)
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

MONDAY, OCTOBER 16, 2017

IDEX REPORTS RECORD THIRD QUARTER ORDERS, SALES AND EPS;
RAISES FULL YEAR EPS GUIDANCE

LAKE FOREST, IL, OCTOBER 16 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended September 30, 2017.

Third Quarter 2017 Highlights

•	Orders were up 8 percent overall and 7 percent organically

•	Sales were up 8 percent overall and 7 percent organically

•	Operating margin was 22.0 percent

•	EPS was $1.08, up 17 cents, or 19 percent

Third Quarter 2017
Orders of $573.8 million were up 8 percent (+7 percent organic and +1 percent foreign currency translation) compared with the prior year period.

Sales of $574.5 million were up 8 percent (+7 percent organic and +1 percent foreign currency translation) compared with the prior year period.

Gross margin of 44.9 percent was up 140 basis points from the prior year period. Excluding $4.6 million of pre-tax fair value inventory step-up charges from the prior year period, gross margin would have been up 50 basis points primarily due to volume leverage.

Operating income of $126.5 million resulted in an operating margin of 22.0 percent, up 130 basis points from the prior year operating margin and 90 basis points from the prior year adjusted operating margin. Excluding the $4.6 million fair value step-up charges from the prior year results, operating margin would have been up 10 basis points. Operating income drove EBITDA of $146.1 million which was 25 percent of sales and covered interest expense by more than 13 times.

Net income was $83.8 million which resulted in EPS of $1.08, up 17 cents, or 19 percent, from the prior year period. Excluding the net loss on divestitures from the prior year period, EPS was up 16 cents, or 17 percent from adjusted prior year EPS.

Cash from operations for the third quarter of $124.0 million led to free cash flow of $115.5 million, which converted at 138 percent of net income.

The Company repurchased 116 thousand shares of common stock for $13.8 million in the third quarter of 2017.

“Solid execution, coupled with increasing demand, delivered another strong quarter for IDEX. Third quarter organic orders and sales both grew 7 percent, which drove operating margin of 22.0 percent. HST and FMT continued to lead the way with 10 percent and 7 percent organic revenue growth, respectively. This growth resulted in EPS of $1.08 which was up 16 cents, or 17 percent, from the adjusted prior year period. Free cash flow was very strong with a conversion rate at 138 percent of net income.

I am pleased with the solid organic growth rates we have achieved this year. Consistent with our capital deployment strategy, our number one priority is to fully fund long-term organic growth opportunities. Our commitment to segmenting our businesses and funding our best organic initiatives is helping to deliver on our goal of outperforming our underlying markets. Looking ahead, we will continue to fund these opportunities as an integral part of our capital deployment objectives which include pursuing strategic M&A, funding our dividend and being opportunistic in repurchasing our shares.

Based on our third quarter results and strength in orders across all three segments, we are raising full year 2017 adjusted EPS guidance to $4.25 to $4.27, with fourth quarter EPS of $1.06 to $1.08. We also reaffirm full year 2017 organic revenue growth of 5 percent, with 6 percent organic growth expected in the fourth quarter.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

Third Quarter 2017 Segment Highlights

Fluid & Metering Technologies

•	Sales of $221.0 million reflected a 6 percent increase compared to the third quarter of 2016 (+7 percent organic, -2 percent divestitures and +1 percent foreign currency translation).

•
Operating income of $62.0 million resulted in an operating margin of 28.1 percent, a 130 basis point increase compared to the prior year period operating margin primarily due to higher volume, cost savings from prior year restructuring initiatives and lower amortization.

•	EBITDA of $68.0 million resulted in an EBITDA margin of 30.8 percent, a 60 basis point increase compared to the prior year period EBITDA margin.

Health & Science Technologies

•	Sales of $207.1 million reflected a 13 percent increase compared to the third quarter of 2016 (+10 percent organic and +3 percent acquisition/divestitures).

•
Operating income of $46.1 million resulted in an operating margin of 22.2 percent, a 190 basis point increase compared to the prior year period operating margin primarily due to higher volume and the inclusion of a fair value inventory step-up charge in the prior year period.

•	EBITDA of $58.2 million resulted in an EBITDA margin of 28.1 percent, a 150 basis point increase compared to the prior year period EBITDA margin.

Fire & Safety/Diversified Products

•	Sales of $146.6 million reflected a 6 percent increase compared to the third quarter of 2016 (+4 percent organic and +2 percent foreign currency translation).

•
Operating income of $36.2 million resulted in an operating margin of 24.7 percent, a 130 basis point increase compared to the prior year period operating margin primarily due to higher volume and the inclusion of a fair value inventory step-up charge in the prior year period.

•	EBITDA of $38.9 million resulted in an EBITDA margin of 26.5 percent, a 40 basis point increase compared to the prior year period EBITDA margin.

For the third quarter of 2017, Fluid & Metering Technologies contributed 38 percent of sales, 43 percent of operating income and 41 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 32 percent of operating income and 35 percent of EBITDA; and Fire & Safety/Diversified Products represented 26 percent of sales, 25 percent of operating income and 24 percent of EBITDA.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated according to U.S. GAAP excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses plus or minus the net loss or gain on sale of businesses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses plus or minus the net loss or gain on sale of businesses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses plus or minus the net loss or gain on sale of businesses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 4: Reconciliations of EBITDA to Net Income *(dollars in thousands)*

	Quarter Ended September 30,									
	2017					2016 (e)				
	FMT	**HST**	**FSDP**	**Corporate**	**IDEX**	**FMT**	**HST**	**FSDP**	**Corporate**	**IDEX**
Operating income (loss)	**$ 61,988**	**$ 46,073**	**$ 36,199**	**$ (17,756)**	**$ 126,504**	$ 55,907	$ 37,195	$ 32,492	$ (15,886)	$ 109,708
- Other (income) expense - net	**230**	**(970)**	**1,044**	**1,349**	**1,653**	171	(384)	(195)	(1,105)	(1,513)
+ Depreciation and amortization	**6,192**	**11,189**	**3,709**	**190**	**21,280**	7,168	11,163	3,584	277	22,192
EBITDA	**67,950**	**58,232**	**38,864**	**(18,915)**	**146,131**	62,904	48,742	36,271	(14,504)	133,413
- Interest expense					**11,064**					11,913
- Provision for income taxes					**30,019**					29,435
- Depreciation and amortization					**21,280**					22,192
Net income					**$ 83,768**					$ 69,873
Net sales (eliminations)	**$ 220,953**	**$ 207,127**	**$ 146,599**	**$ (189)**	**$ 574,490**	$ 208,335	$ 183,564	$ 138,767	$ (310)	$ 530,356
Operating margin	**28.1 %**	**22.2 %**	**24.7 %**	**n/m**	**22.0 %**	26.8 %	20.3 %	23.4 %	n/m	20.7 %
EBITDA margin	**30.8 %**	**28.1 %**	**26.5 %**	**n/m**	**25.4 %**	30.2 %	26.6 %	26.1 %	n/m	25.2 %

	Nine Months Ended September 30,									
	2017					2016 (e)				
	FMT	**HST**	**FSDP**	**Corporate**	**IDEX**	**FMT**	**HST**	**FSDP**	**Corporate**	**IDEX**
Operating income (loss)	**$ 179,830**	**$ 134,605**	**$ 106,022**	**$ (53,149)**	**$ 367,308**	$ 161,782	$ 118,985	$ 92,566	$ (46,457)	$ 326,876
- Other (income) expense - net	**707**	**97**	**1,663**	**(750)**	**1,717**	566	(1,548)	(485)	(1,029)	(2,496)
+ Depreciation and amortization	**17,823**	**34,447**	**10,938**	**598**	**63,806**	22,011	33,044	8,316	953	64,324
EBITDA	**196,946**	**168,955**	**115,297**	**(51,801)**	**429,397**	183,227	153,577	101,367	(44,475)	393,696
- Interest expense					**33,920**					33,607
- Provision for income taxes					**88,160**					82,003
- Depreciation and amortization					**63,806**					64,324
Net income					**$ 243,511**					$ 213,762
Net sales (eliminations)	**$ 658,905**	**$ 611,215**	**$ 432,029**	**$ (741)**	**$ 1,701,408**	$ 641,988	$ 556,475	$ 384,996	$ (835)	$ 1,582,624
Operating margin	**27.3 %**	**22.0 %**	**24.5 %**	**n/m**	**21.6 %**	25.2 %	21.4 %	24.0 %	n/m	20.7 %
EBITDA margin	**29.9 %**	**27.6 %**	**26.7 %**	**n/m**	**25.2 %**	28.5 %	27.6 %	26.3 %	n/m	24.9 %

Conference Call to be Broadcast over the Internet
IDEX will broadcast its third quarter earnings conference call over the Internet on Tuesday, October 17, 2017 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13652255.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products built to its customers’ exacting specifications. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION

Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Quarter Ended September 30, 2017	Quarter Ended September 30, 2016 [e]	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016 [e]
Net sales	**$ 574,490**	$ 530,356	**$ 1,701,408**	$ 1,582,624
Cost of sales	**316,560**	299,467	**935,612**	884,342
Gross profit	**257,930**	230,889	**765,796**	698,282
Selling, general and administrative expenses	**131,426**	119,114	**393,691**	369,339
Restructuring expenses	-	-	**4,797**	-
Loss (gain) on sale of businesses - net	-	2,067	-	2,067
Operating income	**126,504**	109,708	**367,308**	326,876
Other (income) expense - net	**1,653**	(1,513)	**1,717**	(2,496)
Interest expense	**11,064**	11,913	**33,920**	33,607
Income before income taxes	**113,787**	99,308	**331,671**	295,765
Provision for income taxes	**30,019**	29,435	**88,160**	82,003
Net income	**$ 83,768**	$ 69,873	**$ 243,511**	$ 213,762
Earnings per Common Share [a]:				
Basic earnings per common share	**$ 1.09**	$ 0.92	**$ 3.19**	$ 2.81
Diluted earnings per common share	**$ 1.08**	$ 0.91	**$ 3.15**	$ 2.78
Share Data:				
Basic weighted average common shares outstanding	**76,309**	75,819	**76,215**	75,753
Diluted weighted average common shares outstanding	**77,523**	76,880	**77,246**	76,742

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2017	December 31, 2016
Assets		
Current assets		
Cash and cash equivalents	$ 303,291	$ 235,964
Receivables - net	307,505	272,813
Inventories	266,705	252,859
Other current assets	77,977	61,085
Total current assets	955,478	822,721
Property, plant and equipment - net	250,889	247,816
Goodwill and intangible assets	2,094,621	2,068,096
Other noncurrent assets	16,773	16,311
Total assets	$ 3,317,761	$ 3,154,944
Liabilities and shareholders' equity		
Current liabilities		
Trade accounts payable	$ 137,917	$ 128,933
Accrued expenses	170,223	152,852
Short-term borrowings	347	1,046
Dividends payable	28,364	26,327
Total current liabilities	336,851	309,158
Long-term borrowings	874,853	1,014,235
Other noncurrent liabilities	295,745	287,657
Total liabilities	1,507,449	1,611,050
Shareholders' equity	1,810,312	1,543,894
Total liabilities and shareholders' equity	$ 3,317,761	$ 3,154,944

IDEX CORPORATION

Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Quarter Ended September 30, [b]		Nine Months Ended September 30, [b]	
	2017	**2016 [e]**	**2017**	**2016 [e]**
Fluid & Metering Technologies				
Net sales	**$ 220,953**	$ 208,335	**$ 658,905**	$ 641,988
Operating income [c]	**61,988**	55,907	**179,830**	161,782
Operating margin	**28.1 %**	26.8 %	**27.3 %**	25.2 %
EBITDA	**$ 67,950**	$ 62,904	**$ 196,946**	$ 183,227
EBITDA margin	**30.8 %**	30.2 %	**29.9 %**	28.5 %
Depreciation and amortization	**$ 6,192**	$ 7,168	**$ 17,823**	$ 22,011
Capital expenditures	**3,944**	5,091	**12,159**	12,704
Health & Science Technologies				
Net sales	**$ 207,127**	$ 183,564	**$ 611,215**	$ 556,475
Operating income [c]	**46,073**	37,195	**134,605**	118,985
Operating margin	**22.2 %**	20.3 %	**22.0 %**	21.4 %
EBITDA	**$ 58,232**	$ 48,742	**$ 168,955**	$ 153,577
EBITDA margin	**28.1 %**	26.6 %	**27.6 %**	27.6 %
Depreciation and amortization	**$ 11,189**	$ 11,163	**$ 34,447**	$ 33,044
Capital expenditures	**3,015**	4,450	**11,489**	11,455
Fire & Safety/Diversified Products				
Net sales	**$ 146,599**	$ 138,767	**$ 432,029**	$ 384,996
Operating income [c]	**36,199**	32,492	**106,022**	92,566
Operating margin	**24.7 %**	23.4 %	**24.5 %**	24.0 %
EBITDA	**$ 38,864**	$ 36,271	**$ 115,297**	$ 101,367
EBITDA margin	**26.5 %**	26.1 %	**26.7 %**	26.3 %
Depreciation and amortization	**$ 3,709**	$ 3,584	**$ 10,938**	$ 8,316
Capital expenditures	**1,506**	2,034	**4,178**	4,305
Corporate Office and Eliminations				
Intersegment sales eliminations	**$ (189)**	$ (310)	**$ (741)**	$ (835)
Operating loss [c]	**(17,756)**	(15,886)	**(53,149)**	(46,457)
EBITDA	**(18,915)**	(14,504)	**(51,801)**	(44,475)
Depreciation and amortization	**190**	277	**598**	953
Capital expenditures	**50**	15	**228**	178
Company				
Net sales	**$ 574,490**	$ 530,356	**$ 1,701,408**	$ 1,582,624
Operating income	**126,504**	109,708	**367,308**	326,876
Operating margin	**22.0 %**	20.7 %	**21.6 %**	20.7 %
EBITDA	**$ 146,131**	$ 133,413	**$ 429,397**	$ 393,696
EBITDA margin	**25.4 %**	25.2 %	**25.2 %**	24.9 %
Depreciation and amortization [d]	**$ 21,280**	$ 22,192	**$ 63,806**	$ 64,324
Capital expenditures	**8,515**	11,590	**28,054**	28,642

(a) Calculated by applying the two-class method of allocating earnings to common stock and participating securities as required by ASC 260, Earnings Per Share.

(b) Three and nine month data includes the results of SFC Koenig (September 2016) in the Health & Science Technologies segment and Akron Brass (March 2016) and AWG Fittings (July 2016) in the Fire & Safety/Diversified Products segment from the date of acquisition. Three and nine month data also includes the results of Hydra-Stop (July 2016) and IETG (October 2016) in the Fluid & Metering Technologies segment and CVI Japan (September 2016) and CVI Korea (December 2016) in the Health & Science Technologies segment through the date of disposition.

(c) Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.

(d) Depreciation and amortization excludes amortization of debt issuance costs.

(e) Certain amounts in the prior year presentation have been reclassified to conform to the current presentation due to the early adoption of ASU 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.